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                                                                    EXHIBIT 23.2


            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



To:

IASIS Healthcare LLC and IASIS Capital Corporation

We consent to the use of our report dated January 16, 2004, with respect to the balance sheets of NLVH, Inc. (d/b/a Lake Mead Hospital Medical Center) as of December 31, 2002 and 2001, and the related statements of operations, stockholder's equity and cash flows for the years then ended, included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firms" in the prospectus.

/s/ KPMG LLP

Dallas, Texas
July 12, 2004